                                                                  EXECUTION COPY


                                 AMENDMENT NO. 3

                  AMENDMENT NO. 3, dated as of June 27, 2001 (this "Amendment"), to the Third Amended and Restated Credit Agreement, dated as of September 30, 1999 (as amended by Amendment No. 1, dated as of February 17, 2000, and Amendment No. 2, dated as of December 4, 2000, collectively the "Credit Agreement"), among CSK AUTO, INC. (the "Company"), the several lenders from time to time parties to the Credit Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders (the "Syndication Agent") and LEHMAN COMMERCIAL PAPER INC., as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company has requested that the Lenders consent to amend certain provisions of the Credit Agreement, including to provide for the making of Tranche B-3 Term Loans in an aggregate principal amount of $27,000,000; and

                  WHEREAS, the Lenders are willing to consent to the requested amendment on and subject to the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Unless otherwise defined herein, terms in the Credit Agreement are used herein as therein defined.

                  2. Amendments to the Credit Agreement.

                  (a) Amendments to Subsection 1.1 (Defined Terms). (i) Subsection 1.1 is hereby amended by adding the following new definitions in the appropriate alphabetical order:

                           "Amendment No. 3": the Amendment No. 3 to this Agreement dated as of June 27, 2001.

                           "Third Amendment Effective Date": the date on which each of the conditions precedent contained in Section 4 of Amendment No. 3 are satisfied or waived.

                           "Tranche B-3 Lender": at any time, any Lender with a Tranche B-3 Term Loan Commitment or a Tranche B-3 Term Loan.

                           "Tranche B-3 Maturity Date":  October 31, 2002.

                           "Tranche B-3 Note": as defined in subsection 4.13(e).

                           "Tranche B-3 Term Loan Commitment": as to any Tranche B-3 Lender, its obligation to make a Tranche B-3 Term Loan to the Company pursuant to Section 2.1 in an aggregate amount not to exceed the amount set forth under such Tranche B-3 Lender's name in Schedule I-A opposite the caption "Tranche B-3 Term Loan Commitment" or in Schedule 1 to the Assignment and Acceptance pursuant to which a Tranche B-3 Lender acquires its Tranche B-3 Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c); collectively, as to all the Tranche B-3 Lenders, the "Tranche B-3 Term Loan Commitments". The original aggregate principal amount of the Tranche B-3 Term Loan Commitments is $27,000,000.

                           "Tranche B-3 Term Loan Commitment Percentage": as to any Tranche B-3 Lender at any time, the percentage of the aggregate Tranche B-3 Term Loan Commitments then constituted by such Lender's Tranche B-3 Term Loan Commitment.

                           "Tranche B-3 Term Loans": as defined in subsection
         2.1.

                  (ii) Subsection 1.1 is hereby further amended by deleting the following definitions in their entirety and substituting in lieu thereof, the following:

                           "Class": (a) as to any Loan, its designation as a Tranche B Term Loan, Tranche B-1 Term Loan, Tranche B-2 Term Loan, Tranche B-3 Term Loan or Revolving Credit Loan and (b) as to any Commitment, its designation as a Tranche B Term Loan Commitment, Tranche B-1 Term Loan Commitment, Tranche B-2 Term Loan Commitment, Tranche B-3 Term Loan or Revolving Credit Commitment.

                           "Commitment": as to any Lender at any time, such Lender's Swing Line Commitment, Tranche B Term Loan Commitment, Tranche B-1 Term Loan Commitment, Tranche B-2 Term Loan Commitment, Tranche B-3 Term Loan Commitment and Revolving Credit Commitment; collectively, as to all the Lenders, the "Commitments".

                           "Commitment Percentage": as to any Lender at any time, its Tranche B Term Loan Commitment Percentage, Tranche B-1 Term Loan Commitment Percentage, Tranche B-2 Term Loan Commitment Percentage, Tranche B-3 Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as the context may require.

                           "Term Loan Commitments": the collective reference to Tranche B Term Loan Commitments, the Tranche B-1 Term Loan Commitments, the Tranche B-2 Term Loan Commitments and the Tranche B-3 Term Loan Commitments.

                           "Term Loan Lenders": the collective reference to each Tranche B Lender, Tranche B-1 Lender, Tranche B-2 Lender and Tranche B-3 Lender.

                  (b) Amendment to Subsection 2.1 (Term Loans). Subsection 2.1 is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "Each Tranche B Lender holds a loan in Dollars (individually, a "Tranche B Term Loan"; and collectively, the "Tranche B Term Loans") to the Company on the Closing Date in an aggregate principal amount as set forth under such Lender's name in Schedule I opposite the caption "Tranche B Term Loan" and each Tranche B-1 Lender holds a loan in Dollars (individually, a "Tranche B-1 Term Loan"; and collectively, the "Tranche B-1 Term Loans") to the Company on the Closing Date in an aggregate principal amount as set forth under such Lender's name in Schedule I opposite the caption "Tranche B-1 Term Loan." Subject to the terms and conditions hereof, each Tranche B-2 Lender severally agrees to make a loan in Dollars (individually, a "Tranche B-2 Term Loan"; and collectively, the "Tranche B-2 Term Loans") to the Company on the Closing Date, in an aggregate principal amount equal to such Lender's Tranche B-2 Term Loan Commitment and each Tranche B-3 Lender severally agrees to make a loan in Dollars (individually, a "Tranche B-3 Term Loan"; and collectively, the "Tranche B-3 Term Loans"; Tranche B-3 Term Loans, together with Tranche B Term Loans, Tranche B-1 Term Loans and Tranche B-2 Term Loans, collectively, the "Term Loans") to the Company on the Third Amendment Effective Date, in an aggregate principal amount equal to such Lender's Tranche B-3 Term Loan Commitment."

                  (c) Amendment to Subsection 2.3 (Use of Proceeds). Subsection
2.3 is hereby amended by adding the sentence "The proceeds of the Tranche B-3 Term Loans will be used for working capital and other general corporate purposes of the Company and its Subsidiaries." at the end of said subsection.

                  (d) Amendment to Subsection 4.1 (Procedure for Borrowing). Subsection 4.1(a) is hereby amended by adding the phrase "a Tranche B-3 Term Loan (with respect to Loans made on the Third Amendment Effective Date)," immediately after the parenthetical phrase "(with respect to Loans made on the Closing Date)" in said subsection.

                  (e) Amendment to Subsection 4.2 (Conversion and Continuation Options). Subsection 4.2 is hereby amended by adding the thereto the following new subsection (d):

                           "(d) Notwithstanding anything in this Agreement to the contrary, unless otherwise agreed to by the Administrative Agent, no Tranche B-3 Term Loan shall be made as, converted to or continued as a Eurodollar Loan during the period commencing on the Third Amendment Effective Date and ending on the 33rd day following the Third Amendment Effective Date; provided that all or a portion of the Tranche B-3 Term Loans made on the Third Amendment Effective Date may, at the Company's option, subject to the other provisions of this Agreement, be converted to Eurodollar Loans with an Interest Period of one month on or after the third day following the Third Amendment Effective Date.

                  (f) Amendments to Subsection 4.4 (Optional and Mandatory Prepayments; Repayments of Term Loans). Subsection 4.4 is hereby amended as follows:

                  (i) Subsection 4.4(a) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "(a) Subject to Subsection 4.12, the Company may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, upon at least one Business Day's (or, in the case of Swing Line Loans, by 2:00 p.m., New York City time, on the same Business Day) irrevocable notice to the Administrative Agent in the case of Alternate Base Rate Loans, and three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans, specifying the date and amount of prepayment and whether the prepayment is of Revolving Credit Loans, Tranche B Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans or Tranche B-3 Term Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments (i) of Term Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $2,000,000, or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans or (II) $1,000,000, or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Term Loans and (ii) of Revolving Credit Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $2,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans or (II) $1,000,000, or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Revolving Credit Loans, as the case may be. Prepayments of the Term Loans pursuant to this subsection 4.4(a) shall be applied to the remaining installments of each of the Tranche B Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans and Tranche B-3 Term Loans ratably according to the amounts of such installments."

                  (ii) Subsection 4.4(c) is hereby amended by adding thereto the following new subsection (iv):

                           "(iv) The aggregate outstanding principal of the Tranche B-3 Term Loans shall be repaid on the Tranche B-3 Maturity Date."

                  (g) Amendment to Subsection 4.9 (Pro Rata Treatment and Payments). Subsection 4.9(a) is hereby amended by (x) deleting the word "and" at the end of clause (ii) of said subsection and substituting in lieu thereof a comma and (y) adding the following phrase to the end of clause (iii) immediately before the period:

                           "and (iv) the Tranche B-3 Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B-3 Term Loans then held by the Tranche B-3 Lenders."

                  (h) Amendments to Subsection 4.13 (Repayment of Loans; Evidence of Debt). Section 4.13 is hereby amended as follows:

                  (i) Subsection 4.13(a) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "(a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date, (ii) the principal amount of the Term Loan of such Lender, in nine consecutive installments with respect to the Tranche B Term Loans and the Tranche B-1 Term Loans and eight consecutive installments with respect to Tranche B-2 Term Loans, payable on each Installment Payment Date (or the then unpaid principal amount of such Term Loan, on the date that the Term Loans become due and payable pursuant to Section 9) and on the Maturity Date, and, in the case of Tranche B-3 Term Loans, on the Tranche B-3 Maturity Date and (iii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Revolving Credit Termination Date. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.5."

                  (ii) Subsection 4.13(c) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "(c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Tranche B Term Loan, Tranche B-1 Term Loan, Tranche B-2 Term Loan and Tranche B-3 Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof."

                  (iii) Subsection 4.13(e) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "(e) The Company agrees that, upon the request to the Administrative Agent by any Lender and receipt by the Company of any notes issued to such Lender under the Existing Credit Agreement, the Company will execute and deliver to such Lender (i) a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Company evidencing the Tranche B Term Loan of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Tranche B Note"), and/or
         (iii) a promissory note of the Company evidencing the Tranche B-1 Term Loan of such Lender, substantially in the form of Exhibit B-1 with appropriate insertions as to date and principal amount (a "Tranche B-1 Note") and/or (iv) a promissory note of the Company evidencing the Tranche B-2 Term Loan of such Lender, substantially in the form of Exhibit B-2 with appropriate insertions as to date and principal amount (a "Tranche B-2 Note"), and/or (v) a promissory note of the Company evidencing the Tranche B-3 Term Loan of such Lender, substantially in the form of Exhibit B-3 with appropriate insertions as to date and principal amount (a "Tranche B-3 Note"; each Tranche B Note, Tranche B-1 Note, Tranche B-2 Note and Tranche B-3 Note, a "Term Loan Note", and collectively, the "Term Loan Notes"), and/or (vi) in the case of the Swing Line Lender, a promissory note of the Company evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (the "Swing Line Note")."

                  (i) Amendment to Subsection 7.1 (Financial Statements). Subsection 7.1 is hereby amended as follows:

                  (i) By adding the following new paragraph (d) immediately following paragraph (c) thereof:

                           "(d) as soon as available, but in any event not later than 35 days after the end of each fiscal month of the Company (beginning with the period ending July 8, 2001 but excluding any fiscal month which ends a fiscal year or fiscal quarter of the Company), a report of sales and EBITDA for such fiscal month, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal month and a management discussion and analysis of the results for such fiscal month."

                  (ii) By deleting the language "paragraphs (b) and (c)" in the last parenthetical of subsection 7.1 and substituting the following language in lieu thereof:

                           "paragraphs (b), (c) and (d)".

                  (j) Amendment to Subsection 8.1 (Indebtedness). Subsection 8.1 is hereby amended as follows:

                  (i) Subsection 8.1(f) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "(f) Indebtedness of the Company and its Subsidiaries in aggregate principal amount not to exceed at any one time outstanding $30,000,000;"

                  (ii) Subsection 8.1(j) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

                           "(j) subordinated Indebtedness in aggregate principal amount not to exceed at any one time outstanding $25,000,000 plus any additional principal amount of such subordinated Indebtedness issued in lieu of cash interest thereon (and any refinancing thereof shall be permitted in the amount of such sum), which subordinated Indebtedness
         (i) is subordinated to the Indebtedness hereunder on terms not less favorable to the Lenders than the subordination provisions of the Permanent Subordinated Debt and (ii) has a maturity date after the Maturity Date."

                  (k) Amendment to Subsection 8.9 (Debt to EBITDA). Subsection 8.9(a) is hereby amended by deleting the portion of the table therein covering the following periods and substituting in lieu thereof the following:

                 Fiscal Year                            Fiscal Quarter                     Ratio
                 -----------                            --------------                     -----
                 2001                                       Second                       4.75 to 1

                                                             Third                       4.50 to 1
                                                        Fourth and each
                                                        fiscal quarter
                                                          thereafter                     3.75 to 1

                  (l) Amendment to Subsection 8.10 (Interest Coverage). Subsection 8.10 is hereby amended by deleting the portion of the table therein covering the following periods and substituting in lieu thereof the following:

                                                                                          Interest
                                                                                          Coverage
                 Fiscal Year                            Fiscal Quarter                     Period
                 -----------                            --------------                     ------
                 2001                                       Second                       2.25 to 1
                                                             Third                       2.35 to 1
                                                          Fourth and
                                                      each fiscal quarter
                                                          thereafter                     2.75 to 1

                  (m) Amendment to Subsection 11.2 (Notices). Subsection 11.2 is hereby amended by deleting the lead-in sentence of said section in its entirety and substituting in lieu thereof the following words:

                           "All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the Administrative Agent and as set forth in Schedule I-A in the case of any Tranche B-3 Lender and
         Schedule I in the case of any other Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:"

                  (n) Addition of Schedule I-A. Schedule I-A is hereby added to the Credit Agreement such that it reads in its entirety as set forth on Schedule A hereto.

                  (o) Addition of Exhibit B-3. Exhibit B-3 is hereby added to the Credit Agreement such that it reads in its entirety as set forth on Exhibit A attached hereto.

                  3. Representations and Warranties. To induce the Administrative Agent and the Lenders parties thereto to enter into this Amendment, the Company hereby represents and warrants to the Administrative Agent and the Lenders as of the Third Amendment Effective Date that:

                  (a) The Company has the corporate power and authority to make and deliver this Amendment, to borrow the Tranche B-3 Term Loans, and to perform the Credit Documents to which it is a party, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Credit Documents, as so amended.

                  (b) No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution and delivery of the Company of this Amendment, the borrowing of the Tranche B-3 Term Loans, or for the performance, validity or enforceability against the Company, of this Amendment or the Credit Documents to which it is a party, as amended by this Amendment, except for consents, authorizations and filings which have been obtained or made and are in full force and effect.

                  (c) This Amendment has been duly executed and delivered by the Company.

                  (d) This Amendment and each Credit Document to which the Company is a party, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (e) The execution, delivery and performance of this Amendment and the performance of the Credit Documents to which the Company is a party, as amended by this Amendment, and the borrowing of the Tranche B-3 Term Loans (i) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Company or any Subsidiary of the Company or any of their respective properties or assets, in a manner which, individually or in the aggregate, (x) would have a material adverse effect on the ability of the Company or such Subsidiary to perform its obligations under the Credit Documents, as amended by this Amendment, (y) would give rise to any liability on the part of the Administrative Agent or any Lender or (z) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and
(ii) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for Liens arising under the Security Documents.

                  (f) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at February 4, 2001 and the related consolidated statement of operations for the fiscal year ended on such date, audited by PricewaterhouseCoopers LLP, a copy of which has heretofore been furnished to each Lender, present fairly in accordance with GAAP the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal period then ended. All such financial statements have been prepared in accordance with

GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder.

                  (g) Since February 4, 2001, (a) there has been no change, and (as of the Third Amendment Effective Date only) no development or event, which has had or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, repurchased or otherwise acquired for value by the Company or any of its Subsidiaries, except as permitted by subsection 8.11 of the Credit Agreement.

                  (h) The representations and warranties made by the Company in each Credit Document to which it is a party and herein are true and correct in all material respects on and as of the Third Amendment Effective Date, before and after giving effect to this Amendment, as if made on the Third Amendment Effective Date.

                  (i) Attached as Schedule 3(i) is a listing of the correct names and jurisdictions of organization of each of the Company and its Subsidiaries as of the date hereof and their organizational identification numbers (if any).

                  4. Conditions Precedent. This Amendment shall become effective as of the date (the "Third Amendment Effective Date") when each of the conditions precedent set forth below shall have been satisfied or waived:

                  (a) the Administrative Agent shall have received (i) this Amendment, executed and delivered by a duly authorized officer of the Company, the Administrative Agent, the Required Lenders, the Section 4.4 Lenders and the Tranche B-3 Lenders and (ii) each party to a Guarantee shall have acknowledged and agreed to this Amendment and shall have agreed that the Guarantee applies to and guarantees the Tranche B-3 Term Loans;

                  (b) the Administrative Agent shall have received, for the account of each Lender that has executed and delivered this Amendment on or prior to June 27, 2001, an amendment fee equal to 0.25% of such Lender's Commitment;

                  (c) on and as of the Third Amendment Effective Date and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing;

                  (d) the Administrative Agent shall have received, for the account of each Tranche B-3 Lender requesting a Tranche B-3 Note pursuant to Subsection 4.13 of the Credit Agreement, a Tranche B-3 Note of the Company conforming to the requirements of the Credit Agreement and executed by a duly authorized officer of the Company;

                  (e) the Administrative Agent and the Syndication Agent shall have received, dated the Third Amendment Effective Date and addressed to the Agents and the Lenders, (i) an opinion of Gibson, Dunn & Crutcher LLP, counsel to Holdings and the Company, in form and substance satisfactory to the Administrative Agent, the Syndication Agent and their counsel and (ii) an opinion of Bryan Cave LLP, Arizona counsel to the Company, in form and substance satisfactory to the Administrative Agent, the Syndication Agent and their counsel; and

                  (f) the Administrative Agent and the Lenders shall have received the consolidated financial statements of the Company for its fiscal quarter ended May 6, 2001 and compliance certificate with respect thereto, as provided for in Subsections 7.1(b) and 7.2(b), and such compliance certificate shall show compliance with the covenants in subsections 8.8 through 8.10 as at the end of such fiscal quarter.

                  5. Continuing Effect of Credit Documents. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their respective terms.

                  6. Expenses. The Company agrees to pay or reimburse the Lenders for all of their reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith, and consummation of the transactions contemplated hereby and thereby, including the reasonable fees and expenses of counsel to the Lenders.

                  7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  8. Counterparts; Binding Effect. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages thereof. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                               CSK AUTO, INC.



                               By: _____________________________________________
                                   Name:
                                   Title:



                               THE CHASE MANHATTAN BANK, as
                                 Administrative Agent, Issuing Bank and a Lender

                               By: _____________________________________________
                                   Name:
                                   Title:



                               _________________________________________________
                               Name of Lender

                               By: _____________________________________________
                                   Name:
                                   Title:

                           ACKNOWLEDGEMENT AND CONSENT

                  (1) Each of CSK AUTO CORPORATION ("Holdings"), AUTOMOTIVE INFORMATION SYSTEMS, INC., and CSKAUTO.COM, INC., does hereby acknowledge and consent to the foregoing Amendment. Each of Holdings, AUTOMOTIVE INFORMATION SYSTEMS, INC., and CSKAUTO.COM, INC., does hereby confirm and agree that, after giving effect to such Amendment, its Guarantee applies to and guarantees the Tranche B-3 Term Loans and its Guarantee is and shall continue to be in full force and effect and is hereby confirmed and ratified in all respects.

                  (2) Holdings hereby acknowledges and confirms its obligations under the Holdings Pledge Agreement and agrees that the Holdings Pledge Agreement shall continue to support the obligations of CSK AUTO, INC., (the "Borrower") under all of the Credit Documents, including, without limitation, as such documents have been heretofore amended or modified, and, to the extent permitted by applicable law, as may be further amended or modified from time to time.

                  (3) The Borrower hereby acknowledges and confirms its obligations under the Company Pledge Agreement and Company Security Agreement and agrees that the Company Pledge Agreement and the Company Security Agreement shall continue to support the Borrower's obligations under all of the Credit Agreements, including, without limitation, as such documents have been heretofore amended or modified, and, to the extent permitted by applicable law, as may be further amended or modified from time to time.

                                        CSK AUTO CORPORATION



                                        By: ____________________________________
                                            Name:
                                            Title:



                                        AUTOMOTIVE INFORMATION SYSTEMS, INC.



                                        By: ____________________________________
                                            Name:
                                            Title:

                                        CSKAUTO.COM, INC.



                                        By: ____________________________________
                                            Name:
                                            Title:



                                        CSK AUTO, INC.



                                        By: ____________________________________
                                            Name:
                                            Title:

                                                   Schedule A to Amendment No. 3

                                                                    SCHEDULE I-A

                         LIST OF ADDRESSES FOR NOTICES;
                               COMMITMENT AMOUNTS

THE CHASE MANHATTAN BANK

         270 Park Avenue, 4th Floor
         New York, New York 10017
         Attn:  Neil R. Boylan
         Telecopy:  (212) 972-0009


                  Commitment Amounts:
                  ------------------
                  Tranche B-3 Term Loan                   $10,000,000.00

                  Commitment Percentage:
                  ---------------------
                  Tranche B-3 Term Loan                            37.04%


CREDIT SUISSE FIRST BOSTON

         11 Madison Avenue
         New York, New York 10285
         Attn: Kevin Smith
         Telecopy: (212) 325-8228

                  Commitment Amount:
                  -----------------
                  Tranche B-1 Term Loan                   $10,000,000.00


                  Commitment Percentage:
                  ---------------------
                  Tranche B-3 Term Loan                            37.04%


UBS AG, STAMFORD BRANCH

         677 Washington Boulevard
         Stamford, CT  06901
         Attn: Lynne Alfarone
         Telecopy:  (203) 719-3888

                  Commitment Amount:
                  -----------------
                  Tranche B-3 Term Loan                   $ 7,000,000.00

                  Commitment Percentage:
                  ---------------------
                  Tranche B-3 Term Loan                            25.92%

                                                Schedule 3(i) to Amendment No. 3


                                  SCHEDULE 5.12

1.       CSK Auto, Inc., an Arizona corporation
         Tax Identification Number:  86-0221312

2.       CSKAUTO.COM, Inc., a Delaware corporation
         Tax Identification Number: 86-0951003

3. Automotive Information Systems, Inc., a Minnesota corporation Tax Identification Number: 86-0965313

                                                    Exhibit A to Amendment No. 3


                                                                  EXHIBIT B-3 to
                                     Third Amended and Restated Credit Agreement

                            FORM OF TRANCHE B-3 NOTE

$__________                                                   New York, New York
                                                               __________ __, __



                  FOR VALUE RECEIVED, the undersigned, CSK AUTO, INC., an Arizona corporation (the "Company"), promises to pay to the order of _______________ (the "Lender") at the office of The Chase Manhattan Bank, a New York banking corporation ("Chase"), 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of ____________________ DOLLARS ($__________), or, if less, the aggregate unpaid principal amount of all loans made by the Lender pursuant to subsection 2.1 of the Third Amended and Restated Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Third Amended and Restated Credit Agreement, dated as of September 30, 1999 among the Company, the Lender and certain other banks and financial institutions parties thereto, Chase, as Administrative Agent, and Lehman Commercial Paper Inc., a Delaware corporation, as Documentation Agent, (as the same may be from time to time amended, supplemented or otherwise modified, the "Third Amended and Restated Credit Agreement"; terms defined therein, and not otherwise defined herein, being used herein as so defined). The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.5 of the Third Amended and Restated Credit Agreement. The holder of this Note is authorized to record the date, Type and amount of the Tranche B-3 Term Loan made by the Lender pursuant to subsection 2.1 of the Third Amended and Restated Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to subsection 4.2 of the Third Amended and Restated Credit Agreement and the principal amount subject thereto, on the schedules annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the information so recorded, provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Third Amended and Restated Credit Agreement.

                  This Note is one of the Tranche B-3 Notes referred to in the Third Amended and Restated Credit Agreement and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

                  This Note is secured and guaranteed as provided in the Security Documents, as supplemented, and the Guarantees, as supplemented. Reference is hereby made to the Security

Documents, as supplemented, and the Guarantees, as supplemented, for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof. The undersigned agrees to pay all costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Third Amended and Restated Credit Agreement, this Note, the Security Documents, as supplemented, the Guarantees, as supplemented, and each other Credit Document.

                  Upon the occurrence of any one or more of the Events of Default specified in the Third Amended and Restated Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        CSK AUTO, INC.
                                        By:_____________________________
                                        Title:

                                                                   Schedule A to
                                                                Tranche B-3 Note

                            ALTERNATE BASE RATE LOANS

                   AND REPAYMENTS OF ALTERNATE BASE RATE LOANS

                               Amount                                                               Unpaid Principal
        Amount of Alternate    Converted to                                                         Balance of Alternate
        Base Rate              Alternate           Amount of Principal     Amount Converted to      Base Rate              Notation
Date    Loans                  Base Rate Loans     Repaid                  Eurodollar Loans         Loans                  Made By
----    -----                  ---------------     ------                  ----------------         -----                  -------

















                                                                   Schedule B to
                                                                Tranche B-3 Note


                                EURODOLLAR LOANS
                       AND REPAYMENTS OF EURODOLLAR LOANS


                       Amount
                       Converted to                                          Amount
      Amount of Euro-  Euro-         Interest Period and                     Converted               Unpaid Principal
      dollar           dollar        Eurodollar Rate       Amount of         to Alternate Base Rate  Balance of        Notation
Date  Loans            Loans         with Respect Thereto  Principal Repaid  Loans                   Eurodollar Loans  Made By
----  -----            -----         --------------------  ----------------  -----                   ----------------  -------




















